Exhibit 99.1   Press Release dated August 1, 2013

Citizens First Corporation Announces Second Quarter 2013 Results

NEWS For Immediate Release
Contact: Todd Kanipe, CEO tkanipe@citizensfirstbank.com Steve Marcum, CFO smarcum@citizensfirstbank.com Citizens First Corporation 1065 Ashley Street, Suite 150 Bowling Green, KY 42103 270.393.0700

BOWLING GREEN, KY, August 1, 2013 – Citizens First Corporation (NASDAQ: CZFC) today reported results for the second quarter ending June 30, 2013, which include the following:

•
For the quarter ended June 30, 2013, the Company reported net income of $788,000, or $0.30 per diluted common share.  This represents an increase of $673,000, or $0.35 per diluted common share, from the linked quarter ended March 31, 2013.  Compared to the quarter ended June 30 a year ago, net income increased $62,000 or $0.06 per diluted common share.

·
For the six months ended June 30, 2013, net income totaled $903,000, or $0.25 per diluted common share.  This represents a decrease of $631,000, or $0.28 per diluted common share, from the net income of $1.5 million in the first six months of the previous year.

•
The Company’s net interest margin was 3.77% for the quarter ended June 30, 2013 compared to 3.96% for the quarter ended March 31, 2013 and 4.06% for the quarter ended June 30, 2012, a decrease of 19 basis points for the linked quarter and a decrease of 29 basis points from the prior year.  The Company’s net interest margin decreased from the prior quarter primarily due to a decrease in loan income for the quarter as the level of non-accrual loans remained high.

•
Provision for loan losses was $50,000 for the second quarter of 2013 compared to $1.3 million for the linked quarter ended March 31, 2013 and $450,000 for the quarter ended June 30, 2012.  Todd Kanipe, President & CEO of Citizens First commented, “We made slight improvements in our level of non-performing assets during the second quarter as we moved through the liquidation of collateral on several credits.  The higher level of non-performing assets during 2013 has adversely impacted our margin and increased our collection expenses.  A majority of our charge-offs during the quarter had specific allocations in the allowance for loan losses that had been previously established.  We continue to work aggressively to reduce non-performing assets.”

•
On July 26, 2013, the real estate securing our largest non-performing asset, a $3.8 million commercial real estate loan, was sold at auction to a third party for $2.5 million less selling costs.  Our allowance for loan losses as of June 30, 2013 included a specific allocation for the deficiency.  The defiency  will result in a charge-off of approximately $1.5 million in the third quarter of 2013.

Second Quarter 2013 Compared to First Quarter 2013

Net interest income for the quarter ended June 30, 2013 declined $111,000 from the previous quarter due to a reduction in loan income, which included the effect of existing loans repricing at lower rates and the impact of existing non-accrual loans.

Non-interest income for the three months ended June 30, 2013 increased $76,000, or 10.6%, compared to the previous quarter, primarily due to an improvement in service charges on deposit accounts of $30,000.  Non-interest expense for the three months ended June 30, 2013 increased $97,000, or 3.1%, compared to the previous quarter. Other operating expenses, primarily collection expenses related to non-performing loans, increased $126,000.

A $50,000 provision for loan losses was recorded for the second quarter of 2013, compared to a $1.3 million provision in the previous quarter.  The provision expense was lower in the second quarter of 2013 as a result of an $882,000 reduction in nonperforming assets in the current quarter.  Net charge-offs were $635,000 for the second quarter of 2013 compared to $321,000 in the first quarter of 2013. The majority of the charge-offs in the second quarter of 2013 had specific allocations in the allowance for loan losses that had been established prior to the current quarter.

Second Quarter 2013 Compared to Second Quarter 2012

Net interest income for the quarter ended June 30, 2013 decreased $120,000, or 3.3%, compared to the previous year.  The decrease in net interest income was impacted by a reduction in interest expense of $121,000 combined with a decrease in interest income of $241,000. The decrease in interest income was created by a decline in the yields on loans and taxable securities.

Non-interest income for the three months ended June 30, 2013 increased $2,000, or 0.3%, compared to the three months ended June 30, 2012, primarily due to an improvement in non-deposit brokerage fees of $21,000 from the prior year offset by a decrease in securities gains of $26,000.

Non-interest expense for the three months ended June 30, 2013 increased $134,000, or 4.4%, compared to the three months ended June 30 2012, due to an increase in other operating expenses which were primarily collection expenses related to non-performing loans.

A $50,000 provision for loan losses was recorded for the second quarter of 2013, a decrease of $400,000, from $450,000 in the second quarter of 2012.  Net charge-offs were $636,000 for the second quarter of 2013 compared to net charge-offs of $479,000 in the second quarter of 2012.

Balance Sheet

Total assets at June 30, 2013 were $411.5 million, an increase of $4.9 million from $406.6 million at December 31, 2012.  Average assets during the second quarter were $419.2 million, an increase of 2.9%, or $11.9 million, from $407.3 million the second quarter of 2012.  Average interest earning assets increased 4.2%, or $15.7 million, from $372.0 million in the second quarter of 2012 to $387.7 million in the second quarter of 2013.

Loans increased $7.6 million, or 2.5%, from $298.8 million at December 31, 2012 to $306.4 million at June 30, 2013.  Total loans averaged $305.5 million the second quarter of 2013, compared to $304.0 million the second quarter of 2012, an increase of $1.5 million, or 0.5%.  Deposits at June 30, 2013 were $337.2 million, an increase of $5.5 million, or 1.7%, compared to $331.7 million at December 31, 2012.  Total deposits averaged $345.7 million the second quarter of 2013, an increase of $13.9 million, or 4.2%, compared to $331.8 million during the second quarter of 2012.  Average deposits increased during the year, but the cost of funds declined as higher cost deposits matured and were renewed at lower rates.

Non-performing assets totaled $10.0 million at June 30, 2013 compared to $6.3 million at December 31, 2012, an increase of $3.7 million.  The allowance for loan losses at June 30, 2013 was $6.1 million, or 1.98% of total loans, compared to $5.7 million, or 1.91% of total loans as of December 31, 2012.  The allowance increased due to the increase in nonperforming assets during the year, as specific allocations in the allowance were provided for these impaired loans.

A summary of nonperforming assets is presented below:

(In thousands)	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012
Nonaccrual loans	$6,141	$7,097	$5,384	$5,911	$6,168
Loans 90+ days past due/accruing	-	23	-	60	-
Restructured loans	3,340	3,528	758	1,388	1,549
Total non-performing loans	9,481	10,648	6,142	7,359	7,717

Other real estate owned	517	232	191	258	214
Total non-performing assets	$9,998	$10,880	$6,333	$7,617	$7,931

Non-performing assets to total assets	2.43%	2.58%	1.56%	1.93%	2.00%

A summary of the allowance for loan losses is presented below:

(In thousands)	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012
Balance at beginning of period	$6,650	$5,721	$5,968	$5,899	$5,928
Provision for loan losses	50	1,250	580	300	450
Charged-off loans	678	358	838	243	495
Recoveries of previously charged-off loans	42	37	11	12	16
Balance at end of period	$6,064	$6,650	$5,721	$5,968	$5,899

Allowance for loan losses to total loans	1.98%	2.21%	1.91%	1.95%	1.97%

At June 30, 2013, total shareholders’ equity was $37.8 million compared to $41.6 million at December 31, 2012, a decrease of $3.8 million.  During the first quarter of 2013, the Company paid $3.3 million to repurchase 94 of the 250 shares of the Series A preferred stock that the Company had issued to the Treasury on December 19, 2008 under the TARP Capital Purchase Program.  At June 30, 2013, the Company has 93 shares of the Series A preferred stock outstanding with a balance of approximately $3.3 million.  In addition, accumulated other comprehensive income declined by $1.0 million as long-term interest rates increased, which impacted unrealized gains and losses in investment securities.

The Company’s tangible equity ratio was 8.08% as of June 30, 2013 compared to 9.08% at December 31, 2012.  The tangible book value per common share declined slightly from $11.32 at December 31, 2012, to $11.14 at June 30, 2013.  The Company and Citizens First Bank are categorized as “well capitalized” under regulatory guidelines.

About Citizens First Corporation

Citizens First Corporation is a bank holding company headquartered in Bowling Green, Kentucky and established in 1999.  The Company has branch offices located in Barren, Hart, Simpson and Warren Counties in Kentucky.

Forward-Looking Statements

Statements in this press release relating to Citizens First Corporation's plans, objectives, expectations or future performance are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based upon the Company’s current expectations, but are subject to certain risks and uncertainties that may cause actual results to differ materially.  Among the risks and uncertainties that could cause actual results to differ materially are economic conditions generally and in the market areas of the Company, a continuation or worsening of the current disruption in credit and other markets, goodwill impairment, overall loan demand, increased competition in the financial services industry which could negatively impact the Company’s ability to increase total earning assets, and the retention of key personnel.  Actions by the Department of the Treasury and federal and state bank regulators in response to changing economic conditions, changes in interest rates, loan prepayments by and the financial health of the Company’s borrowers, and other factors described in the reports filed by the Company with the Securities and Exchange Commission could also impact current expectations.

Consolidated Financial Highlights (Unaudited)
In thousands, except per share data and ratios
Consolidated Statement of Income:

	Three Months Ended

	June 30	March 31	December 31	September 30	June 30
	2013	2013	2012	2012	2012
Interest income	$4,325	$4,428	$4,664	$4,681	$4,566
Interest expense	770	762	809	826	891
Net interest income	3,555	3,666	3,855	3,855	3,675

Provision for loan losses	50	1,250	580	300	450

Non-interest income:
Service charges on deposits	321	291	351	355	340
Other service charges and fees	158	138	129	138	143
Gain on sale of mortgage loans	78	82	82	64	64
Non-deposit brokerage fees	78	65	61	54	57
Lease income	75	74	76	68	68
BOLI income	56	61	65	66	66
Securities gains	29	8	-	-	55
Total	795	719	764	745	793

Non-interest expenses:
Personnel expense	1,417	1,441	1,489	1,406	1,414
Net occupancy expense	465	461	491	489	479
Advertising and public relations	110	78	91	92	93
Professional fees	174	164	176	158	149
Data processing services	272	265	241	225	221
Franchise shares and deposit tax	141	141	141	141	141
FDIC insurance	26	85	87	83	73
Core deposit intangible amortization	85	84	84	88	88
Postage and office supplies	35	43	40	40	59
Other real estate owned expenses	20	11	15	5	105
Other	434	309	236	266	223
Total	3,179	3,082	3,091	2,993	3,045

Income before income taxes	1,121	53	948	1,307	973
Provision for income taxes	333	(62)	251	366	247
Net income	788	115	697	941	726

Preferred dividends and discount accretion	176	217	225	225	223
Net income available for common shareholders	$612	$(102)	$472	$716	$503
Basic earnings per common share	$0.31	$(0.05)	$0.24	$0.36	$0.25
Diluted earnings per common share	$0.30	$(0.05)	$0.23	$0.35	$0.24

Consolidated Financial Highlights (Unaudited)
In thousands, except per share data and ratios

Key Operating Statistics:

Three Months Ended

	June 30	March 31	December 31	September 30	June 30
	2013	2013	2012	2012	2012

Average assets	$419,240	$417,804	$403,975	$397,657	$407,298
Average loans	305,532	303,942	304,249	297,863	304,003
Average deposits	345,738	342,475	325,644	321,828	331,820
Average equity	38,353	40,164	41,629	40,776	39,962
Average common equity	27,445	27,695	27,458	26,618	25,816

Return on average assets	0.75%	0.11%	0.69%	0.94%	0.72%
Return on average equity	8.24%	1.16%	6.66%	9.18%	7.31%

Efficiency ratio	72.17%	68.96%	65.70%	63.88%	66.93%
Non-interest income to average assets	0.76%	0.70%	0.75%	0.75%	0.78%
Non-interest expenses to average assets	3.04%	2.99%	3.04%	2.99%	3.01%
Yield on average earning assets (tax equivalent)	4.56%	4.76%	5.11%	5.21%	5.03%
Cost of average interest bearing liabilities	0.92%	0.93%	1.01%	1.04%	1.10%
Net interest margin (tax equivalent)	3.77%	3.96%	4.24%	4.31%	4.06%
Number of FTE employees	98	99	102	103	100

Asset Quality Ratios:
Non-performing loans to total loans	3.09%	3.54%	2.06%	2.41%	2.57%
Non-performing assets to total assets	2.43%	2.58%	1.56%	1.93%	2.00%
Allowance for loan losses to total loans	1.98%	2.21%	1.91%	1.95%	1.97%
Net charge-offs to average loans, annualized	0.63%	0.43%	0.60%	0.45%	0.52%

Consolidated Financial Highlights (Unaudited)
In thousands, except per share data and ratios

	Six Months Ended

	June 30	June 30
	2013	2012
Interest income	$8,753	$9,184
Interest expense	1,532	1,816
Net interest income	7,221	7,368

Provision for loan losses	1,300	820

Non-interest income:
Service charges on deposits	612	659
Other service charges and fees	296	262
Gain on sale of mortgage loans	160	154
Non-deposit brokerage fees	143	91
Lease income	149	136
BOLI income	117	132
Securities gains	37	55
Total	1,514	1,489

Non-interest expenses:
Personnel expense	2,858	2,823
Net occupancy expense	926	938
Advertising and public relations	188	168
Professional fees	338	292
Data processing services	537	450
Franchise shares and deposit tax	282	266
FDIC insurance	111	145
Core deposit intangible amortization	169	176
Postage and office supplies	78	109
Other real estate owned expenses	31	150
Other	743	455
Total	6,261	5,972

Income before income taxes	1,174	2,065
Provision for income taxes	271	531
Net income	903	1,534

Preferred dividends and discount accretion	393	447
Net income available for common shareholders	$510	$1,087
Basic earnings per common share	$0.26	$0.55
Diluted earnings per common share	$0.25	$0.53

Consolidated Financial Highlights (Unaudited)
In thousands, except per share data and ratios

Key Operating Statistics:

	Six Months Ended

	June 30	June 30
	2013	2012

Average assets	$418,526	$405,124
Average loans	304,741	295,580
Average deposits	344,115	331,611
Average equity	39,254	39,696
Average common equity	27,570	25,556

Return on average assets	0.44%	0.76%
Return on average equity	4.64%	7.77%

Efficiency ratio	70.60%	66.60%
Non-interest income to average assets	0.73%	0.74%
Non-interest expenses to average assets	3.02%	2.97%
Yield on average earning assets (tax equivalent)	4.66%	5.11%
Cost of average interest bearing liabilities	0.92%	1.13%
Net interest margin (tax equivalent)	3.86%	4.12%

Consolidated Financial Highlights (Unaudited)
In thousands, except per share data and ratios

Consolidated Statement of Condition:	As of	As of	As of
	June 30,	December 31,	December 31,
	2013	2012	2011
Cash and cash equivalents	$29,965	$34,799	$30,549
Available for sale securities	49,201	46,639	50,718
Loans held for sale	156	61	180
Loans	306,397	298,754	294,352
Allowance for loan losses	(6,064)	(5,721)	(5,865)
Premises and equipment, net	11,294	11,568	11,849
Bank owned life insurance (BOLI)	7,704	7,587	7,324
Federal Home Loan Bank Stock, at cost	2,025	2,025	2,025
Accrued interest receivable	1,666	1,660	1,858
Deferred income taxes	3,222	2,180	2,973
Intangible assets	4,925	5,094	5,443
Other real estate owned	517	191	637
Other assets	474	1,719	1,751
Total Assets	$411,482	$406,556	$403,794

Deposits:
Noninterest bearing	$ 42,007	$ 41,724	$ 38,352
Savings, NOW and money market	110,494	111,195	116,968
Time	184,725	178,814	177,411
Total deposits	$337,226	$331,733	$332,731
FHLB advances and other borrowings	28,300	26,000	25,000
Subordinated debentures	5,000	5,000	5,000
Other liabilities	3,180	2,257	2,191
Total Liabilities	373,706	364,990	364,922
6.5% Cumulative preferred stock	7,659	7,659	7,659
Series A preferred stock	3,253	6,519	6,471
Common stock	27,072	27,072	27,072
Retained earnings (deficit)	79	(430)	(2,706)
Accumulated other comprehensive income (loss)	(287)	746	376
Total Stockholders’ Equity	37,776	41,566	38,872
Total Liabilities and Stockholders’ Equity	$411,482	$406,556	$403,794

Consolidated Financial Highlights (Unaudited)
In thousands, except per share data and ratios

	June 30, 2013	December 31, 2012	December 31, 2011
Capital Ratios:
Tier 1 leverage	9.82%	10.20%	9.46%
Tier 1 risk-based capital	12.87%	13.16%	11.94%
Total risk based capital	14.13%	14.41%	13.19%
Tangible equity ratio (1)	8.08%	9.08%	8.39%
Tangible common equity ratio (1)	5.40%	5.55%	4.84%
Book value per common share	$13.64	$13.91	$12.57
Tangible book value per common share (1)	$11.14	$11.32	$9.80
Shares outstanding (in thousands)	1,969	1,969	1,969
_____________
(1)
The tangible equity ratio, tangible common equity ratio and tangible book value per common share, while not required by accounting principles generally accepted in the United States of America (GAAP), are considered critical metrics with which to analyze banks.  The ratio and per share amount have been included to facilitate a greater understanding of the Company’s capital structure and financial condition.  See the Regulation G Non-GAAP Reconciliation table for reconciliation of this ratio and per share amount to GAAP.

Regulation G Non-GAAP Reconciliation:	June 30, 2013	December 31, 2012	December 31, 2011

Total shareholders’ equity (a)	$37,776	$41,566	$38,872
Less:
Preferred stock	(10,912)	(14,178)	(14,130)
Common equity (b)	26,864	27,388	24,742
Goodwill	(4,097)	(4,097)	(4,097)
Intangible assets	(828)	(997)	(1,346)
Tangible common equity (c)	21,939	22,294	19,299
Add:
Preferred stock	10,912	14,178	14,130
Tangible equity (d)	$32,851	$36,472	$33,429

Total assets (e)	$411,482	$406,556	$403,794
Less:
Goodwill	(4,097)	(4,097)	(4,097)
Intangible assets	(828)	(997)	(1,346)
Tangible assets (f)	$406,557	$401,462	$398,351
Shares outstanding (in thousands) (g)	1,969	1,969	1,969

Book value per common share (b/g)	$13.64	$13.91	$12.57
Tangible book value per common share (c/g)	$11.14	$11.32	$9.80

Total shareholders’ equity to total assets ratio (a/e)	9.18%	10.22%	9.63%
Tangible equity ratio (d/f)	8.08%	9.08%	8.39%
Tangible common equity ratio (c/f)	5.40%	5.55%	4.84%

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